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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT is entered into on August 24, 1998, by and between WILLIAM CLARK (the "Employee") and HYPERION SOLUTIONS CORPORATION, a Delaware corporation (the "Company").

          1.   EFFECTIVE DATE.

          This Agreement shall be effective at the effective time (the "Effective Time") of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated May 25, 1998, among Hyperion Software Corporation ("Hyperion"), the Company and HSC Merger Corp. This Agreement shall be null and void if the Merger does not occur.

          2.   DUTIES AND SCOPE OF EMPLOYMENT.

               (a) POSITION. For the term of his employment under this Agreement ("Employment"), the Company agrees to employ the Employee in the position of Vice President-Product Marketing or in such other vice president position as the Company subsequently may assign to the Employee. The Employee shall report to the Company's Senior Vice President of Marketing or to such other person as the Company subsequently may determine.

               (b) OBLIGATIONS TO THE COMPANY. During the term of his Employment, the Employee shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Company's Senior Vice President of Marketing, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

               (c) NO CONFLICTING OBLIGATIONS. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which he or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

          3.   CASH AND INCENTIVE COMPENSATION.

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               (a)  SALARY. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $190,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.") The rate of Base Compensation specified in this Subsection (a) shall be effective as of July 1, 1998. Within five business days after the Effective Time, the Company shall pay the Employee a lump sum equal to the difference between the Base Compensation specified in this Subsection (a) and the base salary actually received by the Employee for the period from July 1, 1998, to the Effective Time from Hyperion Software Operations Inc.

               (b) INCENTIVE BONUSES. The Employee shall be eligible to be considered for an annual incentive bonus with a target amount equal to 40% of his Base Compensation. Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Company's Board of Directors (the "Board"). The determinations of the Board with respect to such bonus shall be final and binding. The foregoing notwithstanding, the incentive bonus for the period from July 1, 1998, to June 30, 1999, shall in no event be less than $76,000.

               (c) RELOCATION EXPENSES. The Company shall pay for up to five round trips for the Employee and up to three round trips for the Employee's family between the Stamford area and the Silicon Valley area to facilitate the Employee's search for a home. The Company shall reimburse the reasonable expenses, not to exceed $25,000, that the Employee incurs for the customary closing costs in connection with the sale of his home in the Stamford area and in moving himself, his family and his household from the Stamford area to the Silicon Valley area. The Company shall reimburse the Employee for customary commissions paid in connection with the sale of his home in the Stamford area in an amount up to six percent (6%) of the sale price of his home and for the reasonable and customary closing costs in connection with the purchase of a home in the Silicon Valley area, including mortgage points not to exceed three points but excluding prepaid interest, taxes or insurance and similar prepaid items. The Company shall reimburse the Employee for one month's reasonable and customary temporary living expenses up to $4,500. To the extent that the Company's payments under this Subsection (c) are includible in the Employee's taxable income, the Company shall increase such payments by an additional amount calculated to ensure that the Employee's net proceeds, after paying federal and state income taxes on such payments and such additional amount, are equal to the Employee's expenses described in this Subsection (c).

               (d) STOCK OPTIONS. The Employee acknowledges that Hyperion has granted him options to purchase 20,000 shares of its Common Stock, contingent upon the consummation of the Merger. Pursuant to the Merger, such options will be converted into 19,000 options to purchase shares of the Common Stock of the Company.

          4.   HOME LOAN.


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               (a)  AMOUNT AND TERMS OF LOAN. Upon the Employee's request at any time after the Effective Time, the Company shall extend a loan to the Employee in an amount not to exceed $200,000 (the "Loan"). The Loan shall not bear interest. The term of the Loan shall be 10 years, except that the Loan shall be payable in full in the event that the Employee resigns his Employment or his Employment is terminated by the Company for Cause (as defined in Subsection (d) below). Subject to Subsection 4(b) below, the Loan shall be forgiven, in part or in full, in the event that:

                    (i) The Company is subject to a Change in Control (as defined in Subsection (e) below), not including the Merger, within five years after the Effective Time; and

                    (ii) The Employee is subject to an Involuntary Termination (as defined in Subsection (f) below) within 12 months after such Change in Control; or

                    (iii) The Employee is terminated without Cause (as defined in Subsection (d) below) within five years after the Effective Time.

To the extent that the forgiveness of the Loan, in part or in full, under this Subsection (a) results in taxable income to the Employee, the Company shall pay to the Employee an additional amount as is necessary (after taking into account all federal, state and local income taxes payable by the Employee as a result of the forgiveness of the Loan, in part or in full) to place the Employee in the same after-tax position (including federal, state and local taxes) as the Employee would have been in had no such tax been paid or incurred.

No payments shall be required under the Loan during the first five years of its term. The Loan shall be fully repaid in 60 equal monthly installments during the sixth through tenth years of its term. Loan payments shall be due on the first day of each month at the Company's principal executive offices. The Loan shall be secured by a deed of trust on the Employee's principal residence. Such deed of trust shall be subordinated only to a first deed of trust. The Employee hereby represents that he will itemize deductions for federal and state income tax purposes during the term of the Loan.

               (b) LOAN FORGIVENESS. The Loan shall be forgiven, in part or in full, pursuant to Subsections 4(a)(i) and (ii) or Subsection 4(a)(iii) above only if the sum of the following amounts is less than $200,000:

                    (i) The after-tax amount (less applicable taxes) equal to the fair market value of the Employee's principal residence less the Employee's basis in such residence (as calculated for tax purposes); plus

                    (ii) The Employee's aggregate after-tax gain (less applicable taxes) from the stock options described in Section 3(d) (together, the "After-Tax Gain").


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The Loan shall be forgiven as to an amount equal to the excess of the outstanding balance of the Loan (on the date of termination under Subsections 4(a)(i) and (ii) or Subsection 4(a)(iii) above) over the After-Tax Gain, provided that in no event shall the Loan be forgiven as to an amount that is greater than the outstanding balance of the Loan at the relevant termination date. For example, if the sum of Subsections 4(b)(i) and (ii) is equal to $150,000 and the outstanding Loan balance is equal to $200,000, then the Loan shall be forgiven as to $50,000 ($200,000-150,000).

The fair market value of the Employee's residence shall be determined by a qualified professional real estate appraiser satisfactory to the Employee and the Company. In the event that the Employee sells his principal residence and purchases another principal residence or in the event that the Employee improves his principal residence, his basis shall be calculated pursuant to the rules that would apply to the calculation of the taxable gain from the sale of such residence. In the event that the fair market value of the Employee's residence is less than the Employee's basis in such residence, calculated according to the procedure above, then such depreciation shall be considered a negative amount for Subsection 4(b)(i) to be added to the amount in Subsection 4(b)(ii). The Employee's aggregate gain from the stock options described in Section 3(d) shall be deemed to be equal to the excess of the market value of the underlying shares over the exercise price, measured on the date when such excess is greatest during the Measurement Period for each vested installment of options. The "Measurement Period" shall commence on the earliest date when a particular installment of such options is vested and shall end on the date of the Employee's termination pursuant to Subsections 4(a)(i) and (ii) or 4(a)(iii), as applicable.

               (c) RENEGOTIATION. The Loan shall be renegotiated in good faith within a reasonable time following the fifth anniversary of the Effective Time if, as of such anniversary, the sum of the following amounts is less than $200,000:

                    (i) The after-tax amount (less applicable taxes) equal to the fair market value of the Employee's principal residence less the Employee's basis in such residence (as calculated for tax purposes); plus

                    (ii) The Employee's aggregate after-tax gain (less applicable taxes) from the stock options described in Section 3(d) (together, the "After-Tax Gain").

The Loan shall be renegotiated as to an amount equal to the excess of the outstanding balance of the Loan (on the fifth anniversary of the Effective Time) over the After-Tax Gain, provided that in no event shall the Loan be renegotiated as to an amount that is greater than the outstanding balance of the Loan at the relevant anniversary date. For example, if the sum of Subsections 4(c)(i) and (ii) is equal to $150,000 and the outstanding Loan balance is equal to $200,000, then the Loan shall be renegotiated as to $50,000 ($200,000-150,000).

The fair market value of the Employee's residence shall be determined by a qualified professional real estate appraiser satisfactory to the Employee and the Company. In the event that the Employee sells his principal residence and purchases another principal residence or in the event that the Employee improves his principal residence, his basis shall be calculated pursuant to the rules that


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would apply to the calculation of the taxable gain from the sale of such residence. In the event that the fair market value of the Employee's residence is less than the Employee's basis in such residence, calculated according to the procedure above, then such depreciation shall be considered a negative amount for Subsection 4(c)(i) to be added to the amount in Subsection 4(c)(ii). The Employee's aggregate gain from the stock options described in Section 3(d) shall be deemed to be equal to the excess of the market value of the underlying shares over the exercise price, measured on the date when such excess is greatest during the Measurement Period for each vested installment of options. The "Measurement Period" shall commence on the earliest date when a particular installment of such options is vested and shall end on the fifth anniversary of the Effective Time.

               (d) DEFINITION OF "CAUSE." For all purposes under this Agreement, "Cause" shall mean:

                    (i) Unauthorized use or disclosure of the confidential information or trade secrets of the Company;

                    (ii) Any breach of this Agreement, the Proprietary Information and Inventions Agreement between the Employee and the Company, or any other agreement between the Employee and the Company;

                    (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                    (iv) Threats or acts of violence directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company;

                    (v) The sale, possession or use of illegal drugs on the premises of the Company;

                    (vi) Misappropriation of the assets of the Company or other acts of dishonesty;

                    (vii)   Illegal or unethical business practices;

                    (viii) Misconduct or gross negligence in the performance of duties assigned to the Employee under this Agreement;

                    (ix) Failure to perform reasonable duties assigned to the Employee under this Agreement; or

                    (x) Failure to comply with the Company's policies or rules, as they may be in effect from time to time during the term of the Employee's Employment.

The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the termination of the Employee's Employment.


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               (e)  DEFINITION OF "CHANGE IN CONTROL." For all purposes under this Agreement, "Change in Control" shall mean:

                    (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

                    (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

                    (iii) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (A) had been directors of the Company on the date 36 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

                    (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of such Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

               (f) DEFINITION OF "INVOLUNTARY TERMINATION." For all purposes under this Agreement, "Involuntary Termination" shall mean the termination of the Employee's Employment by reason of:

                    (i) The involuntary discharge of the Employee by the Company for reasons other than Cause; or


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                    (ii)    The voluntary resignation of the Employee following
     a change in his position with the Company that materially reduces his level of authority or responsibility or a material demotion in his title and position.

          5. VACATION AND EMPLOYEE BENEFITS. During the term of his Employment, the Employee shall be eligible for 20 days of paid vacation per fiscal year subject to the provisions of the Company's standard policy, as it may be amended from time to time. During the term of his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

          6. BUSINESS EXPENSES. During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

          7.   TERM OF EMPLOYMENT.

               (a) BASIC RULE. The Company agrees to continue the Employee's Employment, and the Employee agrees to remain in Employment with the Company, from the Effective Time until the date when the Employee's Employment terminates pursuant to Subsection (b) or (c) below. The Employee's Employment with the Company shall be "at will." Any contrary representations which may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

               (b) TERMINATION. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment by giving the Company 14 days' advance notice in writing. The Employee's Employment shall terminate automatically in the event of his death.

               (c) PERMANENT DISABILITY. The Company may terminate the Employee's active Employment due to Permanent Disability by giving the Employee notice in writing. For all purposes under this Agreement, "Permanent Disability" shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for not less than 60 consecutive days, or not less than 90 days in the aggregate during any 12-month period, as the result of his incapacity due to physical or mental injury, disability or illness.

               (d)  RIGHTS UPON TERMINATION. Except as expressly provided in
Section 8, upon the termination of the Employee's Employment pursuant to this
Section 7, the Employee shall only be entitled to the compensation, benefits and reimbursements described in


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Sections 3, 5 and 6 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

               (e) TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations with respect to the loan described in Section 4 or the Employee's obligations under Section 9.

          8.   TERMINATION BENEFITS.

               (a) GENERAL RELEASE. Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Employee (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

               (b) SEVERANCE PAY. If, the Company terminates the Employee's Employment for any reason other than Cause or Permanent Disability, then the Company shall pay the Employee his Base Compensation less any compensation received from another employer or as a self-employed consultant or similar position for a period following the termination of his Employment (the "Continuation Period"). The Continuation Period shall be equal to twelve (12) months. Such Base Compensation shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures.

               (c) HEALTH INSURANCE. If Subsection (b) above applies, and if the Employee elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") following the termination of his Employment, then the Company shall pay the Employee's monthly premium under COBRA until the close of the Continuation Period.

          9.   EMPLOYEE'S COVENANTS.

               (a) NON-SOLICITATION. During the period commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company's affiliates or (ii) the business of any customer of the Company or any of the Company's affiliates with whom the Employee had contact during his Employment. During such period, the Employee shall not encourage or induce, or take any action that has the effect of encouraging or inducing, any employee of the Company or any of the Company's affiliates to terminate his or her employment.


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               (b)  NON-DISCLOSURE. The Employee has entered into a Proprietary
Information and Inventions Agreement with the Company, which is incorporated herein by reference.

               (c) NON-COMPETITION. If Section 8(b) applies, the Employee during the Continuation Period shall not, directly or indirectly (other than on behalf of the Company or with the Company's prior written consent), engage in a Competitive Business Activity. The term "Competitive Business Activity" shall mean:

                    (i) Engaging in, or managing or directing persons engaged in, any business in which the Company or any of the Company's affiliates is engaged at the time of the termination of the Employee's Employment, whether independently or as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise;

                    (ii) Acquiring or having an ownership interest in any entity that derives more than 15% of its gross revenues from any business in which the Company or any of the Company s affiliates is engaged at the time of the termination of the Employee's Employment, except for ownership of one percent or less of any entity whose securities are freely tradable on an established market; or

                    (iii) Participating in the financing, operation, management or control of any firm, partnership, corporation, entity or business described in Paragraph (ii) above.

          10.  SUCCESSORS.

               (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

               (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          11.  MISCELLANEOUS PROVISIONS.

               (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed


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notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

               (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) WHOLE AGREEMENT. This Agreement supersedes any prior employment agreement between the Employee and the Company, Hyperion or a subsidiary of Hyperion. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

               (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

               (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

               (f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (g) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, shall be settled in Santa Clara County, California, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or the Employee, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or the Employee, as the case may be, was without reasonable foundation. The Employee hereby consents to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.


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               (h)  NO ASSIGNMENT. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

               (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.






                                         --------------------------------------


                                         HYPERION SOLUTIONS CORPORATION


                                         By /s/ Stephen V. Imbler
                                            -----------------------------------

                                         Title: Sr. Vice President and CFO
                                               --------------------------------


                                         Employee:

                                         /s/ William Clark
                                         --------------------------------------
                                         William Clark
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